Exhibit 2

                                    E-Filed

                                            Colorado Secretary of State
                                            Date and Time:  01/18/2005  12:33 PM
                                            Entity Id:  19871364312
                                            Document number:  20051026676
Document processing fee
 If document is filed on paper           $25.00
 If document is filed electronically     $ .99
Fees & forms/cover sheets
 are subject to change.
For electronic filing and to obtain
  copies of filed documents visit
  www.sos.state.co.us
  -------------------
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver CO  80202-5169
Paper documents must be typewritten or machine printed.

                                                Above space for office use only

                             Articles of Amendment
         filed pursuant to ss.7-90-301, et seq. and ss. 7-110-106 of the
                       Colorado Revised Statutes (C.R.S.)

ID Number:                              19871364312
                                        ----------------------------------------

1.  Entity name:                        APPLIED MEDICAL DEVICES, INC.
                                        ----------------------------------------
                                        If changing the name of the corporation, indicate name BEFORE he name change)

2.  New Entity name:
                                        ----------------------------------------

3.  Use of Restricted Words: (if any of these
    terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):
                              [ ] "bank" or "trust" or any derivative thereof
                              [ ] "credit union"     [ ] "savings and loan"
                              [ ] "insurance", "casualty", "mutual", or "surety"


4.  Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.  If the corporation's period of duration
    as amended is less than perpetual, state
    the date on which the period of duration
    expires:                                    -------------------------------
                                                      (mm/dd/yyyy)

    OR

    If the corporation's period of duration as amended is perpetual,
    mark this box:   [X]

7.  (Optional)  Delayed effective date:
                                        ----------------------
                                           (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.


Name(s) and address(es) of the
individual(s) causing the document
to be delivered for filing:          Lager           Allan          K.
                                     -------------------------------------------
                                     (Last)          (First)      (Middle)

                                     106 S. University Blvd.
                                     -------------------------------------------
                                     (Street name and number or P.O. information

                                     Suite 14
                                     -------------------------------------------

                                     Denver            CO            80209
                                     -------------------------------------------
                                      (City)        (State)        (Zip code)

                                                                 United States
                                     -------------------------------------------
                                     (Province-if applicable)(Country-if not US)


(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals)

Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed Consequently, no copy of a paper document is available regarding this document. Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.


Click the following links to view attachments

Attachment 1
------------
Addendum

                                  ATTACHMENT TO

                            ARTICLES OF AMENDMENT OF

                          APPLIED MEDICAL DEVICES, INC.

     4. Article Fourth of the Articles of Incorporation of Applied Medical Devices, Inc. is amended to read as follows:

     "The aggregate number of shares and the amount of the total authorized capital of said Corporation shall consist of 750,000,000 shares of no par value common stock.

     All shares will be equal to each other, and when issued, will be fully paid and non-assessable, and the private property of stockholders shall not be liable for corporate debts. Each shareholder of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock."